UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

CryoPort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20382 Barents Sea Circle, Lake Forest, California  92630

(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)
[_] Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
[_] Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2009, the Registrant and FedEx Express, a subsidiary of FedEx Corp., entered into an agreement to provide an innovative and breakthrough frozen shipment solution for the life science industry.  Registrant has developed the CryoPort Express Shipper (“Container”), a shipping container designed to ship products in a frozen state at temperatures below 150C for up to 10 days, and eliminate greenhouse gas emissions and landfill disposal issues associated with traditional dry ice shipping.  The Lease Agreement (“Agreement”) calls for FedEx to lease individual containers from Registrant when said containers are part of or listed on any order placed by either a Customer or Provider Client, and accepted by Registrant. FedEx will bear the risk of loss, damage, theft, destruction, attachment, seizure and the like, except for reasonable wear and tear or product defects. The pricing is valid for one (1) year, and the term of the Agreement is for one (1) year, cancelable by either party upon thirty (30) days notice.

The Agreement will be filed as an exhibit with the Registrant’s next Form 10K filing for the period ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoPort, Inc. (Registrant)

Date: May 19, 2009	By:	/s/ Larry Stambaugh
Larry Stambaugh
Chief Executive Officer, President